UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2023

SIGYN THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55575	47-2573116
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2468 Historic Decatur Road

Suite 140

San Diego, California

92106

(Address of Principal Executive Offices) (Zip Code)

619-368-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On July 15, 2022, the Company entered into an Original Issue Discount Senior Convertible Debenture due July 15, 2023 in the amount of $16,500 with an investor with a conversion price of $.50 per share. On June 2, 2023 the holder of this debenture converted it into 33,000 shares of Common Stock at the contractual exercise price of $.50 per share.

During the three months ended March 31, 2023, the Company entered into Original Issue Discount Senior Convertible Debentures totaling $970,200 aggregate principal amount of Note due in various dates in January through March 2024. The conversion price for the principal in connection with voluntary conversions by the holders of these convertible debentures is $0.15 per share.

On June 2, 2023, the holder of $181,500 of these Debentures were converted at the contractual exercise price of $0.15 resulting in the issuance of 1,210,000 shares of Common Stock to the holder.

As a result of these issuances the number of outstanding shares of the Company has increased from 42,981,659 to 44,224,659.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2023

SIGYN THERAPEUTICS, INC.

By:	/s/ Jim Joyce
Name:	Jim Joyce
Title:	CEO